UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 14, 2004

MBNA Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-10683	52-1713008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wilmington, Delaware	19884-0131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 362-6255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 14, 2004, MBNA Corporation issued the following press release announcing the appointment of Kenneth A. Vecchione as Chief Financial Officer of the Corporation, and the retirement of Vernon H.C. Wright:

MBNA CORPORATION APPOINTS
KENNETH A. VECCHIONE CHIEF FINANCIAL OFFICER
CFO Vernon Wright Set to Retire at Year End, After 35-Year Career with MBNA

Wilmington, Del. (9/14/04)---MBNA Corporation (NYSE: KRB), the world’s largest independent credit card lender, today announced that Kenneth A. Vecchione has been named Chief Financial Officer of the corporation, effective September 30, 2004. Mr. Vecchione presently serves and will continue to serve as Chief Financial Officer of MBNA America Bank, the corporation’s principal operating subsidiary.

Mr. Vecchione, 50, has more than 27 years’ experience in the financial services industry. He joined MBNA America Bank in 1998 as division head of finance, responsible for accounting and tax, corporate and strategic planning, and financial operations, and financial planning. In 2000, he became Chief Financial Officer of MBNA America Bank, N.A., MBNA’s primary operating subsidiary. He also oversees the corporation’s asset and liability management and is a member of the corporation’s Finance and Loan and Executive committees. In his new role, Mr. Vecchione will have leadership responsibility for the corporation’s overall financial activities.

Mr. Vecchione is a graduate of the State University of New York, Albany. Before joining MBNA, he was chief financial officer of AT&T Universal Card Services. Prior to AT&T, he served as chief financial officer and group president of First Data Corporation’s Electronic Funds Management business, and also worked with Citicorp for 17 years, where he was chief financial officer of credit card operations prior to joining First Data.

Mr. Vecchione succeeds Vernon H.C. Wright. Mr. Wright has announced his decision to retire effective December 15, 2004. Following his retirement, Mr. Wright will continue as a director of MBNA America Bank and will advise MBNA regarding capital market activities, regulatory matters, funding structures, and MBNA’s relationships with the various rating agencies. He will also assist in meeting with MBNA’s many fixed income investors and will focus on industry issues including securitization, capital and accounting.

Mr. Wright has been with MBNA and its predecessor companies for 35 years. He is a pioneer in the development of asset sales and securitization for the banking industry, completing one of the first such transactions in 1985. Since then, he has directed the securitization of more than $150 billion of credit card assets, in the United States, Canada, and the United Kingdom. Under Mr. Wright’s leadership, MBNA has become one of the world’s largest issuers of structured products and a leading innovator in the credit card asset-backed market, helping provide structural integrity and consistency for investors. Mr. Wright is a founder and chairman of the American Securitization Forum, and a charter member of the European Securitisation Forum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA Corporation

Date: September 14, 2004	By:	/s/	Vernon H.C. Wright
Vernon H.C. Wright
Chief Financial Officer